AMENDMENT NO. 12

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment effective as of April 30, 2015, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Variable Insurance Funds (Invesco Variable Insurance Funds), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

W I T N E S S E T H:

WHEREAS, the parties desires to change the name of Invesco V.I. Diversified Income Fund to Invesco V.I. Core Plus Bond Fund;

NOW, THEREFORE, the parties agree that;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Invesco V.I. Balanced-Risk Allocation Fund	Invesco V.I. Managed Volatility Fund
Invesco V.I. Core Equity Fund	Invesco V.I. Diversified Dividend Fund
Invesco V.I. Core Plus Bond Fund	Invesco V.I. S&P 500 Index Fund
Invesco V.I. Global Health Care Fund	Invesco V.I. Equally-Weighted S&P 500 Fund
Invesco V.I. Global Real Estate Fund	Invesco V.I. American Franchise Fund
Invesco V.I. Government Securities Fund	Invesco V.I. American Value Fund
Invesco V.I. High Yield Fund	Invesco V.I. Comstock Fund
Invesco V.I. International Growth Fund	Invesco V.I. Equity and Income Fund
Invesco V.I. Mid Cap Core Equity Fund	Invesco V.I. Global Core Equity Fund
Invesco V.I. Money Market Fund	Invesco V.I. Growth and Income Fund
Invesco V.I. Small Cap Equity Fund	Invesco V.I. Mid Cap Growth Fund
Invesco V.I. Technology Fund	Invesco V.I. Value Opportunities Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ John M. Zerr

Name:	John M. Zerr

Title:	Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ Harsh Damani

Name:	Harsh Damani

Title:	Chief Financial Officer, Funds Senior Vice President, Fund Administrations

By:	/s/ David C. Warren

Name:	David C. Warren

Title:	Executive Vice President & Chief Financial Officer

INVESCO ASSET MANAGEMENT
DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ C. Puschmann

Name:	C. Puschmann

Title:	MD

By:	/s/ L. Baumann

Name:	L. Baumann

Title:	Proxy Holder

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ M. McLoughlin

Name:	M. McLoughlin

Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ M. Hasegawa

Name:	Masakazu Hasegawa

Title:	Managing Director

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Terry Pan

Name:	Terry Pan

Title:	Director

By:	/s/ Fanny Lee

Name:	Fanny Lee

Title:	Director

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Jeffrey H. Kupor

Name:	Jeffrey H. Kupor

Title:	Secretary & General Counsel